UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 9, 2019

Safehold Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SAFE	NYSE

Item 3.02     Unregistered Sale of Equity Securities.

On May 9, 2019, at the 2019 Annual Meeting of Safehold Inc. (“SAFE” or the “Company”), the Company’s stockholders approved the issuance of 12,500,000 shares of the Company’s common stock (the “Shares”) in exchange for the surrender of 12,500,000 “Investor Units” in Safehold Operating Partnership LP (“SAFE OP”).  The Investor Units were purchased by iStar Inc. (“iStar”) for an aggregate purchase price of $250.0 million pursuant to an investor unit purchase agreement, dated as of January 2, 2019, among the Company, iStar and SAFE OP (the “Purchase Agreement”).  The Purchase Agreement required the Company to seek stockholder approval to exchange the Investor Units for the Shares. The exchange was completed as of the close of business on May 13, 2019.  Following the exchange, the Investor Units were retired.

The Shares were issued in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded by Section 4(a)(2) of that Act.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 9, 2019, SAFE held its 2019 Annual Meeting of Stockholders in New York, New York, for the purpose of (i) electing five directors to hold office until the 2020 annual meeting of stockholders; (ii) approving the issuance of shares of SAFE common stock and granting a preemptive right to iStar Inc. in connection with the previously announced $250 million investment in SAFE by iStar; (iii) approving the CARET Performance Incentive Plan; and (iv) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  The final voting results for each of the proposals submitted to a vote of stockholders at the annual meeting are set forth below.

Proposal 1. Election of Directors: At the annual meeting, five directors were elected for terms continuing until the 2020 annual meeting of stockholders. For each nominee, the numbers of votes cast for, votes withheld and broker non-votes were as follows:

Name of Nominees	For	Withheld	Broker Non-Votes
Jay Sugarman	14,407,190	217,445	1,241,991
Dean S. Adler	12,052,884	2,571,751	1,241,991
Robin Josephs	14,226,041	398,594	1,241,991
Jay S. Nydick	12,167,563	2,457,072	1,241,991
Stefan M. Selig	12,161,557	2,463,078	1,241,991

Proposal 2. Approval of the Issuance of Shares of SAFE Common Stock and the Grant of a Preemptive Right to iStar Inc. in connection with iStar’s $250 Million Investment in SAFE: At the annual meeting, the votes on a proposal to approve the issuance of 12,500,000 shares of common stock and grant of a preemptive right to iStar Inc. were as set out below. The proposal was approved.

For	Against	Abstentions	Broker Non-Votes
14,494,717	127,228	2,690	1,241,991

Proposal 3. Approval of the CARET Performance Incentive Plan: At the annual meeting, the votes on a proposal to approve the Caret Performance Incentive Plan, were as set out below. This proposal was approved.

For	Against	Abstentions	Broker Non-Votes
13,971,692	651,205	1,738	1,241,991

Proposal 4. Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2019: At the annual meeting, the votes on a proposal to ratify the selection of Deloitte & Touche LLP as SAFE’s independent registered public accounting firm for the fiscal year ended December 31, 2019 were as set out below. The proposal was approved.

For	Against	Abstentions
15,834,837	26,325	5,464

Item 8.01         Other Events.

Our board of directors has approved an increase in our quarterly common stock dividend from $0.15 to $0.156 per share, beginning with the dividend that we expect to declare and pay with respect to our second fiscal quarter.  Dividends are declared at the discretion of our board of directors and there can be no assurance that we will not change our distribution policy or the amount of distributions in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safehold Inc.

By:	/s/ Geoffrey M. Dugan
	Name:	Geoffrey M. Dugan
	Title:	General Counsel, Corporate and Secretary

Date:      May 13, 2019